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                                                                    EXHIBIT 23.4

                    [Letterhead of Ryder Scott appears here]




                      CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent petroleum engineers, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4, amendment No. 1, filed by Plains Exploration & Production Company and Plains E&P Company, as well as in the notes to the combined financial statements included in such Form S-4, information contained in certain reserve reports effective December 31, 1999, December 31, 2000, and December 31, 2001, nine (9) reports in total, setting forth certain interests of Plains Exploration & Production Company and its subsidiary, Plains Illinois Inc., relating to the estimated quantities of such companies' proved reserves of oil and gas and future net income therefrom discounted at ten percent (10%) for the periods included therein.

     We further consent to the reference to this firm under the headings "Oil and Gas Reserves", "EXPERTS" and "Supplemental reserve information (unaudited)".


                                /s/ Ryder Scott Company, L.P.
                                ------------------------------------------------
                                RYDER SCOTT COMPANY, L.P.

Houston, Texas
November 22, 2002